                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
               10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                                                                 and U76218 AB 9

                               R.H. DONNELLEY INC.

                 PROSPECTUS SUPPLEMENT DATED SEPTEMBER 12, 2003
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

     The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entity in the prospectus and its respective amount of 10 7/8% senior subordinated notes due 2012.



                                                Senior Notes                        Senior Subordinated Notes
                                   ------------------------------------------------------------------------------------
                                                          Principal Amount of  Principal Amount of   Principal Amount of
                                    Principal Amount of      Senior Notes     Senior Subordinated   Senior Subordinated
Name of Selling Security Holder     Senior Notes Owned        Offered            Notes Owned          Notes Offered
-----------------------------------------------------------------------------------------------------------------------
ABN AMRO Asset Management.....                      --                   --       $    2,000,000       $    2,000,000
